EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To: Inductis, Inc.

         As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-1) dated October 19, 2006 of our report dated May 22, 2006 , except for note 23(b) which is dated June 18, 2006, with respect to the consolidated financial statements of Inductis, Inc. included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-121001) and to the reference therein to our firm under the caption "Experts."



                  /s/ Russell Bedford Stefanou Mirchandani LLP
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                    Russell Bedford Stefanou Mirchandani LLP



New York, New York
October 19, 2006